EXHIBIT 10.18.6

UNCONDITIONAL GUARANTY

     For and in consideration of the loan to SAFEGUARD DELAWARE, INC. and SAFEGUARD SCIENTIFICS (DELAWARE), INC. (collectively, the “Borrower”), which loan is made pursuant to a Loan Agreement among Borrower and Comerica Bank-California (“Bank”), as amended from time to time (the “Agreement”), and acknowledging that Bank would not enter into the Agreement without the benefit of this Guaranty, the undersigned SAFEGUARD SCIENTIFICS, INC. (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements between Borrower and Bank, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms. The liability of Guarantor hereunder shall not exceed a principal amount of $25,000,000 plus interest and the fees and expenses incurred by Bank in enforcing the Loan Documents.

     1.  If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements.

     2.  If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one Guarantor, the obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

     3.  Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sa le thereof as Bank in its sole discretion may determine.

     4.  Guarantor waives any right to require Bank to (a) proceed against Borrower or any other person; (b) proceed against or exhaust any security held from Borrower or any other person; or (c) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower (other than payment of the Borrower’s obligations). Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Bank have been paid in full, Guarantor shall have no right of subrogation or reimbursement for claims arising out of or in connection with this Guaranty, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Guarantor waives all rights to participate in any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Bank shall not have any duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

     5.  If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

     6.  Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Bank; and, until all of Borrower’s obligations are satisfied, such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

     7.  Guarantor agrees to pay reasonable attorneys’ fee s and all other costs and expenses which may be incurred by Bank or any Lender in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Bank’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Bank may assign this Guaranty without in any way affecting Guarantor’s liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Bank.

     8.  Guarantor represents and warrants to Bank that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

     9.  Guarantor covenants and agrees that Guarantor shall do all of the following:

          9.1  Guarantor shall maintain its existence, remain in good standing in its state of organization, and continue to qualify in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which is reasonably likely to have a material adverse effect on its financial condition, operations or business.

          9.2  Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws would reasonably be expected to adversely affect the financial condition, operations or business of Guarantor.

          9.3  At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

          9.4  Guarantor shall not transfer, assign, encumber or otherwise dispose of any shares of capital stock or other equity interest Guarantor may now have or hereafter acquire in Borrower.

     10.  Effectiveness; Binding Effect: Governing Law. This Guaranty shall become effective when it shall have been executed by Guarantor and thereafter shall be binding upon and inure to the benefit of Bank and its successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.

     11.  Waiver of Jury Trial. GUARANTOR AND BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Guarantor and Bank each acknowledge that this waiver is a material inducement to enter into a business relations hip, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Guarantor and Bank further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     12.  Consent to Jurisdiction; Venue; Bank for Service of Process. All judicial proceedings brought against the Guarantor or the Lenders with respect to this Guaranty and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Santa Clara in the State of California, and by execution and delivery of this Guaranty, Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. Guarantor and Bank irrevocably waive any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Guarantor and Bank designate and appoint each Responsible Officer, from time to time, and such other Persons as may hereafter be selected by Guarantor and Bank irrevocably agreeing in writing to so serve as their agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Guarantor and Bank to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Guarantor and Bank at the address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent is appointed by Guarantor and such agent refuse to accept service, Guarantor and Bank hereby agree that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of May 10, 2002.

SAFEGUARD SCIENTIFICS, INC.
By:	/s/ Christopher J. Davis
Title: Managing Director/CFO

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